Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-213495) of Intra-Cellular Therapies, Inc.,

(2) Registration Statement (Form S-8 No. 333-205070) of Intra-Cellular Therapies, Inc. pertaining to the Intra-Cellular Therapies, Inc. Amended and Restated 2013 Equity Incentive Plan,

(3) Registration Statement (Post-Effective Amendment No. 3 to Form S-1 on Form S-3 No. 333-191238) of Intra-Cellular Therapies, Inc., and

(4) Registration Statement (Form S-8 No. 333-193310) of Intra-Cellular Therapies, Inc. pertaining to the ITI, Inc. 2003 Equity Incentive Plan, as amended, and the Intra-Cellular Therapies, Inc. Amended and Restated 2013 Equity Incentive Plan;

of our reports dated March 1, 2018, with respect to the consolidated financial statements of Intra-Cellular Therapies, Inc. and the effectiveness of internal control over financial reporting of Intra-Cellular Therapies, Inc. included in this Annual Report (Form 10-K) of Intra-Cellular Therapies, Inc. for the year ended December 31, 2017.

/s/ Ernst & Young LLP
Baltimore, MD
March 1, 2018